Exhibit 99.1

Investor Relations Contact: David Humphrey	Media Contact: Kathy Fieweger
Title: Vice President – Investor Relations	Phone: 479-719-4358
Phone: 479-785-6200	Email: kfieweger@arcb.com
Email: dhumphrey@arcb.com

ArcBest® Announces Third Quarter 2017 Results

•

Third quarter 2017 revenue of $744.3 million, and net income of $14.8 million, or $0.56 per diluted share.  On a non-GAAP basis, third quarter 2017 net income of $15.5 million, or $0.59 per diluted share.

•	Increased revenue and profit in Asset-Based services positively impacted by improved pricing
•	Third quarter Asset-Light revenue increase and operating income improvement impacted by positive Expedite trends

FORT SMITH, Arkansas, November 3, 2017 — ArcBest® (Nasdaq: ARCB) today reported third quarter 2017 revenue of $744.3 million compared to third quarter 2016 revenue of $713.9 million.  Third quarter 2017 operating income was $24.3 million compared to operating income of $20.4 million last year.  Net income of $14.8 million, or $0.56 per diluted share, compared to third quarter 2016 net income of $12.9 million, or $0.49 per diluted share.

Excluding certain items in both periods as identified in the attached reconciliation tables, non-GAAP net income was $15.5 million, or $0.59 per diluted share, in third quarter 2017 compared to third quarter 2016 net income of $12.6 million, or $0.48 per diluted share. On a non-GAAP basis, operating income was $27.0 million in third quarter 2017 compared to third quarter 2016 operating income of $21.7 million.  Cost controls resulting from the enhanced market approach implemented at the beginning of the year continue to be in-line with expectations.

“Our enhanced market approach, tighter capacity and a generally favorable pricing environment all contributed to improved third quarter results,” said ArcBest Chairman, President and CEO  Judy R. McReynolds. “Our expedited business was particularly strong, and on the asset-based side, we continue to make progress on the implementation of our space-based pricing initiative, which took effect August 1. While we experienced some negative effects in our asset-based business from hurricanes in the southern U.S. and Puerto Rico, customers seeking total logistics solutions and guaranteed capacity are increasingly looking to ArcBest to fulfill their supply chain needs.”

Asset-Based

Results of Operations

Third Quarter 2017 Versus Third Quarter 2016

•	Revenue of $517.4 million compared to $509.0 million, a per-day increase of 4.1 percent.
•	Tonnage per day decrease of 3.0 percent.
•	Shipments per day decrease 1.4 percent.
•

Total billed revenue per hundredweight increased 6.6 percent that was positively impacted by changes in shipment profile and higher fuel surcharges.  Excluding fuel surcharge, the percentage increase on ArcBest’s Asset-Based LTL freight was in the mid-single digits.

•

Operating income of $21.8 million and an operating ratio of 95.8 percent compared to operating income of $18.1 million and an operating ratio of 96.5 percent.  On a non-GAAP basis, operating income of $23.5 million and an operating ratio of 95.5 percent compared to operating income of $18.6 million and an operating ratio of 96.4 percent.

In the midst of a solid LTL pricing environment, yield management actions implemented throughout 2017, including this quarter’s space-based pricing initiative, resulted in higher revenue per hundredweight and improved revenue per shipment.  Though freight tonnage was lower, primarily due to purposeful reductions in asset-based truckload-rated shipments, monthly total weight per shipment trends improved throughout the quarter and LTL weight per shipment increased slightly.  In addition, one and a half fewer working days in the quarter impacted operating results and comparisons to previous periods.  On the expense side, costs were reduced in a number of areas through cost management efforts including lower linehaul costs influenced by our optimization technologies and reductions in purchased transportation.  However, these cost reductions were offset by reduced pickup and delivery productivity, higher rental costs and increased health, welfare and pension expenses for union employees.

Asset-Light‡

Results of Operations

Third Quarter 2017 Versus Third Quarter 2016

•	Revenue of $235.3 million compared to $210.1 million.
•	Operating income of $8.5 million compared to operating income of $6.4 million. On a non-GAAP basis, operating income of $8.7 million compared to $6.4 million.
•	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) of $11.8 million compared to Adjusted EBITDA of $10.3 million.

The increase in ArcBest’s Asset-Light revenue and operating income was driven by solid growth in expedite services and year-over-year business increases associated with the early September 2016 acquisition of a dedicated truckload company.  Combined with a slight increase in average daily expedite shipments, the increase in expedite revenue was the result of significant growth in average shipment revenue associated with positive changes in equipment mix and longer average length of haul.  Truckload revenue improved slightly as a result of increased revenue per shipment despite lower shipment counts.  Truckload net revenue margins were below the same period last year due to the challenges of implementing customer rate increases in line with rising purchased transportation costs associated with tighter capacity in the truckload marketplace.  Despite a reduction in total events associated with changes in customer mix, FleetNet’s third quarter revenue and operating income improved as a result of focused cost controls and labor reductions.

Closing Comments

“As a logistics company with diverse, reliable and unique capacity options, ArcBest strives to offer a best-in-class experience for all of our supply chain solutions,” said McReynolds. “The initiatives we have embarked on this year to optimize our structure and offer most services under the ArcBest brand have positioned us well as we are winning more business from existing customers and creating new relationships that were previously outside our reach. At the same time, we have worked hard to manage costs and ensure that the value we provide for our services is appropriately compensated.”

Conference Call

ArcBest will host a conference call with company executives to discuss the 2017 third quarter results. The call will be today, Friday, November 3, at 9:30 a.m. ET (8:30 a.m. CT). Interested parties are invited to listen by calling (800) 771-6883. Following the call, a recorded playback will be available through the end of the day on December 15, 2017. To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers). The conference call ID for the playback is 21860068. The conference call and playback can also be accessed, through December 15, 2017, on ArcBest’s website at arcb.com.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a logistics company with creative problem solvers who have The Skill and the Will® to deliver integrated logistics solutions.  At ArcBest, We'll Find a Way to deliver knowledge, expertise and a can-do attitude with every shipment and supply chain solution, household move or vehicle repair.  For more information, visit arcb.com.

Forward-Looking Statements

Certain statements and information in this press release concerning results for the three months ended September 30, 2017 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; not achieving some or all of the expected financial and operating benefits of our corporate restructuring or incurring additional costs or operational inefficiencies as a result of the restructuring; relationships with employees, including unions, and our ability to attract and retain employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; competitive initiatives and pricing pressures; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer plans; the cost, integration, and performance of any recent or future acquisitions; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; governmental regulations; environmental laws and regulations, including emissions-control regulations; the loss or reduction of business from large customers; litigation or claims asserted against us; the cost, timing, and performance of growth initiatives; the loss of key employees or the inability to execute succession planning strategies; availability and cost of reliable third-party services; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; default on covenants of financing arrangements and the availability and terms of future financing arrangements; timing and amount of capital expenditures; self-insurance claims and insurance premium costs; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance and fuel and related taxes; potential impairment of goodwill and intangible assets; maintaining our intellectual property rights, brand, and corporate reputation; seasonal fluctuations and adverse weather conditions; regulatory, economic, and other risks arising from our international business;  antiterrorism and safety measures; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

NOTE

 ‡ - The ArcBest and FleetNet reportable segments, combined, represent Asset-Light operations.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest® and its reportable segments.

Restructuring and Operating Segment Restatements and Reclassifications. Certain restatements have been made to the prior year’s operating segment data to conform to the current year presentation, reflecting the realignment of the Company’s organizational structure as announced on November 3, 2016. Under the new structure, the segments previously reported as Premium Logistics (Panther), Transportation Management (ABF Logistics), and Household Goods Moving Services (ABF Moving) are consolidated as a single asset-light logistics operation under ArcBest. Segment revenues and expenses were adjusted to eliminate certain intercompany charges consistent with the manner in which they are reported under the new corporate structure. Certain intercompany charges among the previously reported Panther, ABF Logistics, and ABF Moving segments which were previously eliminated in the “Other and eliminations” line, are now eliminated within the ArcBest segment. There was no impact on the Company’s consolidated revenues, operating expenses, operating income or earnings per share as a result of the restatements. During the third quarter of 2017, the Company modified the presentation of segment expenses allocated from shared services. Previously, expenses allocated from company-wide functions were categorized in individual segment expense line items by type of expense. Allocated expense is now presented on a single “Shared services” line within the Company’s operating segment disclosures. Reclassifications have been made to the prior period operating segment expenses to conform to the current year presentation. There was no impact on each segment’s total expenses as a result of the reclassifications.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2017	2016	2017	2016
	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$744,280	$713,923	$2,115,736	$2,012,005

OPERATING EXPENSES	719,931	693,553	2,078,906	1,984,246

OPERATING INCOME	24,349	20,370	36,830	27,759

OTHER INCOME (COSTS)
Interest and dividend income	346	390	905	1,178
Interest and other related financing costs	(1,706)	(1,296)	(4,410)	(3,774)
Other, net	1,079	1,091	2,231	2,028
	(281)	185	(1,274)	(568)

INCOME BEFORE INCOME TAXES	24,068	20,555	35,556	27,191

INCOME TAX PROVISION	9,280	7,615	12,398	10,123

NET INCOME	$14,788	$12,940	$23,158	$17,068

EARNINGS PER COMMON SHARE(1)
Basic	$0.57	$0.50	$0.90	$0.66
Diluted	$0.56	$0.49	$0.87	$0.64

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,671,535	25,724,550	25,699,306	25,779,166
Diluted	26,393,359	26,211,524	26,373,382	26,263,732

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.08	$0.08	$0.24	$0.24

(1)

ArcBest uses the two-class method for calculating earnings per share. This method requires an allocation of dividends paid and a portion of undistributed net income (but not losses) to unvested restricted stock for calculating per share amounts.

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	September 30	December 31
	2017	2016
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$109,034	$114,280
Short-term investments	57,052	56,838
Restricted cash	—	962
Accounts receivable, less allowances (2017 - $6,313; 2016 - $5,437)	301,941	260,643
Other accounts receivable, less allowances (2017 - $906; 2016 - $849)	15,337	22,041
Prepaid expenses	22,156	22,124
Prepaid and refundable income taxes	4,673	9,909
Other	8,834	4,300
TOTAL CURRENT ASSETS	519,027	491,097

PROPERTY, PLANT AND EQUIPMENT
Land and structures	340,889	324,086
Revenue equipment	773,859	743,860
Service, office, and other equipment	168,627	154,119
Software	127,109	120,877
Leasehold improvements	9,228	8,758
	1,419,712	1,351,700
Less allowances for depreciation and amortization	850,054	819,174
	569,658	532,526

GOODWILL	108,981	108,875
INTANGIBLE ASSETS, NET	77,103	80,507
DEFERRED INCOME TAXES	2,747	2,978
OTHER LONG-TERM ASSETS	66,916	66,095
	$1,344,432	$1,282,078

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$147,889	$133,301
Income taxes payable	167	—
Accrued expenses	202,408	198,731
Current portion of long-term debt	62,837	64,143
TOTAL CURRENT LIABILITIES	413,301	396,175

LONG-TERM DEBT, less current portion	200,181	179,530
PENSION AND POSTRETIREMENT LIABILITIES	40,168	35,848
OTHER LONG-TERM LIABILITIES	16,585	16,790
DEFERRED INCOME TAXES	60,632	54,680

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2017: 28,478,150 shares; 2016: 28,174,424 shares	285	282
Additional paid-in capital	317,677	315,318
Retained earnings	403,868	386,917
Treasury stock, at cost, 2017: 2,851,578 shares; 2016: 2,565,399 shares	(86,064)	(80,045)
Accumulated other comprehensive loss	(22,201)	(23,417)
TOTAL STOCKHOLDERS’ EQUITY	613,565	599,055
	$1,344,432	$1,282,078

Note:  The balance sheet at December 31, 2016 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30
	2017	2016
	Unaudited
	($ thousands)
OPERATING ACTIVITIES
Net income	$23,158	$17,068
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	73,417	73,633
Amortization of intangibles	3,404	3,059
Pension settlement expense	3,644	2,267
Share-based compensation expense	5,070	6,151
Provision for losses on accounts receivable	705	787
Deferred income tax provision	5,846	14,199
Gain on sale of property and equipment	(409)	(2,581)
Changes in operating assets and liabilities:
Receivables	(35,590)	(17,465)
Prepaid expenses	(37)	1,108
Other assets	(3,962)	(3,655)
Income taxes	5,180	2,583
Accounts payable, accrued expenses, and other liabilities	17,915	(7,812)
NET CASH PROVIDED BY OPERATING ACTIVITIES	98,341	89,342

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(44,377)	(45,774)
Proceeds from sale of property and equipment	3,585	7,296
Purchases of short-term investments	(50,274)	(51,760)
Proceeds from sale of short-term investments	49,980	54,027
Business acquisitions, net of cash acquired	—	(24,805)
Capitalization of internally developed software	(7,225)	(7,660)
NET CASH USED IN INVESTING ACTIVITIES	(48,311)	(68,676)

FINANCING ACTIVITIES
Borrowings under accounts receivable securitization program	10,000	—
Payments on long-term debt	(52,262)	(36,579)
Net change in book overdrafts	2,289	(3,829)
Deferred financing costs	(959)	—
Payment of common stock dividends	(6,207)	(6,249)
Purchases of treasury stock	(6,019)	(7,594)
Payments for tax withheld on share-based compensation	(3,080)	(1,415)
NET CASH USED IN FINANCING ACTIVITIES	(56,238)	(55,666)

NET DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(6,208)	(35,000)
Cash and cash equivalents and restricted cash at beginning of period	115,242	166,357
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$109,034	$131,357

NONCASH INVESTING ACTIVITIES
Equipment financed	$61,607	$61,684
Accruals for equipment received	$851	$9,391

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2017		2016		2017		2016
	Unaudited
	($ thousands, except percentages)
REVENUES
Asset-Based	$517,417		$509,001		$1,496,310		$1,434,315

ArcBest(1)	195,749		170,991		524,554		467,735
FleetNet	39,568		39,073		116,307		124,417
Total Asset-Light	235,317		210,064		640,861		592,152

Other and eliminations	(8,454)		(5,142)		(21,435)		(14,462)
Total consolidated revenues	$744,280		$713,923		$2,115,736		$2,012,005

OPERATING EXPENSES
Asset-Based
Salaries, wages, and benefits	$286,918	55.5%	$284,240	55.9%	$853,474	57.0%	$829,312	57.8%
Fuel, supplies, and expenses	57,395	11.1	55,017	10.8	174,326	11.7	160,532	11.2
Operating taxes and licenses	11,712	2.3	12,237	2.4	35,726	2.4	36,239	2.5
Insurance	8,348	1.6	8,464	1.7	23,068	1.5	22,492	1.6
Communications and utilities	4,575	0.9	4,114	0.8	13,260	0.9	11,847	0.8
Depreciation and amortization	20,543	4.0	19,950	3.9	61,777	4.1	59,614	4.2
Rents and purchased transportation	55,381	10.7	58,221	11.4	154,995	10.3	145,439	10.2
Shared services(2)	48,255	9.3	46,981	9.2	138,700	9.3	139,449	9.7
Gain on sale of property and equipment	(7)	—	(81)	—	(599)	—	(2,450)	(0.2)
Nonunion pension expense, including settlement(3)	1,676	0.3	545	0.1	3,474	0.2	1,929	0.1
Other	757	0.1	1,263	0.3	3,936	0.3	3,489	0.3
Restructuring costs(4)	95	—	—	—	268	—	—	—
Total Asset-Based	495,648	95.8%	490,951	96.5%	1,462,405	97.7%	1,407,892	98.2%

ArcBest(1)
Purchased transportation	155,894	79.6%	132,860	77.7%	417,313	79.6%	366,346	78.3%
Supplies and expenses	3,853	2.0	3,263	1.9	11,265	2.1	9,282	2.0
Depreciation and amortization(5)	3,015	1.5	3,684	2.1	9,511	1.8	10,497	2.2
Shared services(2)(3)	22,565	11.5	21,724	12.7	63,115	12.0	64,928	13.9
Other	2,817	1.5	3,191	1.9	8,155	1.6	8,232	1.8
Restructuring costs(4)	—	—	—	—	875	0.2	—	—
	188,144	96.1%	164,722	96.3%	510,234	97.3%	459,285	98.2%
FleetNet(3)	38,695	97.8%	38,952	99.7%	113,730	97.8%	122,716	98.6%
Total Asset-Light	226,839		203,674		623,964		582,001

Other and eliminations(3)	(2,556)		(1,072)		(7,463)		(5,647)
Total consolidated operating expenses	$719,931	96.7%	$693,553	97.1%	$2,078,906	98.3%	$1,984,246	98.6%

OPERATING INCOME
Asset-Based	$21,769		$18,050		33,905		26,423

ArcBest(1)	7,605		6,269		14,320		8,450
FleetNet	873		121		2,577		1,701
Total Asset-Light	8,478		6,390		16,897		10,151

Other and eliminations(6)	(5,898)		(4,070)		(13,972)		(8,815)
Total consolidated operating income	$24,349		$20,370		$36,830		$27,759

1)	The 2017 period includes the operations of Logistics & Distribution Services, LLC (“LDS”), which was acquired in September 2016.
2)

The presentation of segment expenses allocated from shared services was modified during third quarter 2017 and reclassifications have been made to the prior period operating segment expenses to conform to the current year presentation. (See the Restructuring and Operating Segment Restatements and Reclassifications note preceding the tables presented in this release.)

3)

Consolidated and segment operating results for all periods presented were impacted by nonunion pension expense, including settlement. (See ArcBest Corporation - Consolidated and Segment Operating Income Reconciliations of GAAP to Non-GAAP Financial Measures tables.)

4)	Restructuring charges relate to the realignment of the Company’s organizational structure.
5)	Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships, and software associated with acquired businesses.
6)

“Other” corporate costs include $0.6 million and $1.6 million of restructuring charges for the three and nine months ended September 30, 2017, respectively. (See Segment Operating Income Reconciliations of GAAP to Non-GAAP Financial Measures table.) Other corporate costs also include additional investments to provide an improved platform for revenue growth and for offering ArcBest services across multiple operating segments.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures.  We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios, such as Adjusted EBITDA, utilized for internal analysis provide analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Accordingly, using these measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Management uses Adjusted EBITDA as a  key measure of performance and for business planning. The measure is particularly meaningful for analysis of the Asset-Light businesses, because they exclude amortization of acquired intangibles and software, which are significant expenses resulting from strategic decisions rather than core daily operations. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in our Second Amended and Restated Credit Agreement. Other companies may calculate EBITDA differently; therefore, our calculation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as determined under GAAP.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2017	2016	2017	2016
	(Unaudited)
	($ thousands, except per share data)
ArcBest Corporation - Consolidated

Operating Income
Amounts on GAAP basis	$24,349	$20,370	$36,830	$27,759
Restructuring charges, pre-tax(1)	737	—	2,731	—
Nonunion pension expense, including settlement, pre-tax(2)	1,956	724	4,468	2,564
Transaction costs, pre-tax(3)	—	561	—	561
Non-GAAP amounts	$27,042	$21,655	$44,029	$30,884

Net Income
Amounts on GAAP basis	$14,788	$12,940	$23,158	$17,068
Restructuring charges, after-tax(1)	447	—	1,656	—
Nonunion pension expense, including settlement, after-tax(2)	1,195	442	2,730	1,567
Life insurance proceeds and changes in cash surrender value	(956)	(1,088)	(1,943)	(1,980)
Tax expense (benefit) from vested RSUs(3)	16	—	(1,229)	—
Transaction costs, after-tax(4)	—	341	—	341
Non-GAAP amounts	$15,490	$12,635	$24,372	$16,996

Diluted Earnings Per Share
Amounts on GAAP basis	$0.56	$0.49	$0.87	$0.64
Restructuring charges, after-tax(1)	0.02	—	0.06	—
Nonunion pension expense, including settlement, after-tax(2)	0.05	0.02	0.10	0.06
Life insurance proceeds and changes in cash surrender value	(0.04)	(0.04)	(0.07)	(0.08)
Tax expense (benefit) from vested RSUs(3)	—	—	(0.05)	—
Transaction costs, after-tax(4)	—	0.01	—	0.01
Non-GAAP amounts	$0.59	$0.48	$0.91	$0.63

1)	Restructuring charges relate to the realignment of the Company’s organizational structure.
2)

Nonunion pension expense is presented as a non-GAAP adjustment with pension settlement expense, for all periods presented, because expenses related to the plan have been excluded from the financial information management uses to make operating decisions, as the ArcBest Board of Directors approved a resolution authorizing the execution of an amendment to terminate the nonunion defined benefit pension plan with a proposed termination date of December 31, 2017. Plan participants will have an election window in which they can choose any form of payment allowed by the Plan for immediate commencement of payment or defer payment until a later date with pension settlements related to the plan termination likely to occur in the second half of 2018.

3)

The Company recognized the tax impact for the vesting of share-based compensation resulting in excess tax expense during the three months ended September 30, 2017 and excess tax benefit during the nine months ended September 30, 2017.

4)	Transaction costs for the three and nine months ended September 30, 2016 are associated with the September 2, 2016 acquisition of Logistics & Distribution Services, LLC.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Effective Tax Rate Reconciliation
ArcBest Corporation - Consolidated

(Unaudited)
($ thousands, except percentages)	Three Months Ended September 30, 2017
			Income
			Before	Income
	Operating	Other	Income	Tax	Net	Effective
	Income	Income	Taxes	Provision	Income	Tax Rate
Amounts on GAAP basis	$24,349	$(281)	$24,068	$9,280	$14,788	38.6%
Restructuring charges(1)	737	—	737	290	447	39.3
Nonunion pension expense, including settlement(2)	1,956	—	1,956	761	1,195	38.9
Life insurance proceeds and changes in cash surrender value	—	(956)	(956)	—	(956)	—
Tax expense from vested RSUs(3)	—	—	—	(16)	16	—
Non-GAAP amounts	$27,042	$(1,237)	$25,805	$10,315	$15,490	40.0%

	Three Months Ended September 30, 2016
			Income
			Before	Income
	Operating	Other	Income	Tax	Net	Effective
	Income	Income	Taxes	Provision	Income	Tax Rate
Amounts on GAAP basis	$20,370	$185	$20,555	$7,615	$12,940	37.0%
Nonunion pension expense, including settlement(2)	724	—	724	282	442	39.0
Life insurance proceeds and changes in cash surrender value	—	(1,088)	(1,088)	—	(1,088)	—
Transactions costs(4)	561	—	561	220	341	39.2
Non-GAAP amounts	$21,655	$(903)	$20,752	$8,117	$12,635	39.1%

	Nine Months Ended September 30, 2017
			Income
			Before	Income
	Operating	Other	Income	Tax	Net	Effective
	Income	Income	Taxes	Provision	Income	Tax Rate
Amounts on GAAP basis	$36,830	$(1,274)	$35,556	$12,398	$23,158	34.9%
Restructuring charges(1)	2,731	—	2,731	1,075	1,656	39.4
Nonunion pension expense, including settlement(2)	4,468	—	4,468	1,738	2,730	38.9
Life insurance proceeds and changes in cash surrender value	—	(1,943)	(1,943)	—	(1,943)	—
Tax benefit from vested RSUs(3)	—	—	—	1,229	(1,229)	—
Non-GAAP amounts	$44,029	$(3,217)	$40,812	$16,440	$24,372	40.3%

	Nine Months Ended September 30, 2016
			Income
			Before	Income
	Operating	Other	Income	Tax	Net	Effective
	Income	Income	Taxes	Provision	Income	Tax Rate
Amounts on GAAP basis	$27,759	$(568)	$27,191	$10,123	$17,068	37.2%
Nonunion pension expense, including settlement(2)	2,564	—	2,564	997	1,567	38.9
Life insurance proceeds and changes in cash surrender value	—	(1,980)	(1,980)	—	(1,980)	—
Transactions costs(4)	561	—	561	220	341	39.2
Non-GAAP amounts	$30,884	$(2,548)	$28,336	$11,340	$16,996	40.0%

1)	Restructuring charges relate to the realignment of the Company’s organizational structure.
2)

Nonunion pension expense is presented as a non-GAAP adjustment with pension settlement expense, for all periods presented, because expenses related to the plan have been excluded from the financial information management uses to make operating decisions, as the ArcBest Board of Directors approved a resolution authorizing the execution of an amendment to terminate the nonunion defined benefit pension plan with a proposed termination date of December 31, 2017.

3)

The Company recognized the tax impact for the vesting of share-based compensation resulting in excess tax expense during the three months ended September 30, 2017 and excess tax benefit during the nine months ended September 30, 2017.

4)	Transaction costs for the three and nine months ended September 30, 2016 are associated with the September 2, 2016 acquisition of Logistics & Distribution Services, LLC.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2017		2016		2017		2016
Segment Operating Income Reconciliations	(Unaudited)
	($ thousands, except percentages)
Asset-Based
Operating Income ($) Operating Ratio (% of revenues)
Amounts on GAAP basis	$21,769	95.8%	$18,050	96.5%	$33,905	97.7%	$26,423	98.2%
Restructuring charges(1)	95	—	—	—	268	—	—	—
Nonunion pension expense, including settlement(2)	1,676	(0.3)	545	(0.1)	3,474	(0.2)	1,929	(0.1)
Non-GAAP amounts	$23,540	95.5%	$18,595	96.4%	$37,647	97.5%	$28,352	98.1%

Asset-Light

ArcBest
Operating Income ($) Operating Ratio (% of revenues)
Amounts on GAAP basis	$7,605	96.1%	$6,269	96.3%	$14,320	97.3%	$8,450	98.2%
Restructuring charges(1)	—	—	—	—	875	(0.2)	—	—
Nonunion pension expense, including settlement(2)	155	(0.1)	15	—	304	(0.1)	53	—
Non-GAAP amounts	$7,760	96.0%	$6,284	96.3%	$15,499	97.0%	$8,503	98.2%

FleetNet
Operating Income ($) Operating Ratio (% of revenues)
Amounts on GAAP basis	$873	97.8%	$121	99.7%	$2,577	97.8%	$1,701	98.6%
Nonunion pension expense, including settlement(2)	47	(0.1)	14	—	108	(0.1)	51	—
Non-GAAP amounts	$920	97.7%	$135	99.7%	$2,685	97.7%	$1,752	98.6%

Total Asset-Light
Operating Income ($) Operating Ratio (% of revenues)
Amounts on GAAP basis	$8,478	96.4%	$6,390	97.0%	$16,897	97.4%	$10,151	98.3%
Restructuring charges(1)	—	—	—	—	875	(0.1)	—	—
Nonunion pension expense, including settlement(2)	202	(0.1)	29	—	412	(0.1)	104	—
Non-GAAP amounts	$8,680	96.3%	$6,419	97.0%	$18,184	97.2%	$10,255	98.3%

Other and Eliminations
Operating Loss ($)
Amounts on GAAP basis	$(5,898)		$(4,070)		$(13,972)		$(8,815)
Restructuring charges(1)	642		—		1,588		—
Nonunion pension expense, including settlement(2)	78		150		582		531
Transaction costs(3)	—		561		—		561
Non-GAAP amounts	$(5,178)		$(3,359)		$(11,802)		$(7,723)

1)	Restructuring charges relate to the realignment of the Company’s organizational structure.
2)

Nonunion pension expense is presented as a non-GAAP adjustment with pension settlement expense, for all periods presented, because expenses related to the plan have been excluded from the financial information management uses to make operating decisions, as the ArcBest Board of Directors approved a resolution authorizing the execution of an amendment to terminate the nonunion defined benefit pension plan with a proposed termination date of December 31, 2017.

3)	Transaction costs for the three and nine months ended September 30, 2016 are associated with the September 2, 2016 acquisition of Logistics & Distribution Services, LLC.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2017	2016	2017	2016
	(Unaudited)
	($ thousands)
ArcBest Corporation - Consolidated

Net income	$14,788	$12,940	$23,158	$17,068
Interest and other related financing costs	1,706	1,296	4,410	3,774
Income tax provision	9,280	7,615	12,398	10,123
Depreciation and amortization	26,218	25,793	76,821	76,692
Amortization of share-based compensation	1,471	1,951	5,070	6,151
Amortization of net actuarial losses of benefit plans and pension settlement expense	1,839	2,124	6,571	6,033
Restructuring charges(1)	737	—	2,731	—
Consolidated Adjusted EBITDA	$56,039	$51,719	$131,159	$119,841

1)	Restructuring charges relate to the realignment of the Company’s organizational structure.

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

	Three Months Ended September 30
	2017				2016
		Depreciation				Depreciation
	Operating	and	Restructuring	Adjusted	Operating	and	Adjusted
	Income	Amortization	Charges(2)	EBITDA	Income	Amortization	EBITDA
	(Unaudited)
	($ thousands)
Asset-Light

ArcBest(3)	$7,605	$3,015	$—	$10,620	$6,269	$3,684	$9,953
FleetNet	873	272	—	1,145	121	312	433
Total Asset-Light	$8,478	$3,287	$—	$11,765	$6,390	$3,996	$10,386

	Nine Months Ended September 30
	2017				2016
		Depreciation				Depreciation
	Operating	and	Restructuring	Adjusted	Operating	and	Adjusted
	Income	Amortization	Charges(2)	EBITDA	Income	Amortization	EBITDA
	(Unaudited)
	($ thousands)
Asset-Light

ArcBest(3)	$14,320	$9,511	$875	$24,706	$8,450	$10,497	$18,947
FleetNet	2,577	823	—	3,400	1,701	900	2,601
Total Asset-Light	$16,897	$10,334	$875	$28,106	$10,151	$11,397	$21,548

2)	Restructuring charges relate to the realignment of the Company’s organizational structure.
3)	Depreciation and amortization consists primarily of amortization of intangibles and software associated with acquired businesses.

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended			Nine Months Ended
	September 30			September 30
	2017	2016	% Change	2017	2016	% Change
	(Unaudited)
Asset-Based

Workdays	62.5	64.0		190.0	191.5

Billed Revenue(1) CWT	$32.53	$30.52	6.6%	$30.94	$29.12	6.3%

Billed Revenue(1) / Shipment	$389.79	$371.67	4.9%	$374.65	$366.80	2.1%

Shipments	1,315,498	1,366,052	(3.7%)	4,002,913	3,925,981	2.0%

Shipments / Day	21,048	21,345	(1.4%)	21,068	20,501	2.8%

Tonnage (Tons)	788,228	831,815	(5.2%)	2,423,678	2,472,490	(2.0%)

Tons / Day	12,612	12,997	(3.0%)	12,756	12,911	(1.2%)

1)

Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes.

	Year Over Year % Change
	Three Months Ended	Nine Months Ended
	September 30, 2017	September 30, 2017
	(Unaudited)
ArcBest

Expedite(2)
Revenue / Shipment	16.2%	13.6%

Shipments / Day	1.2%	1.1%

Truckload and Truckload - Dedicated(3)
Revenue / Shipment	10.9%	6.6%

Shipments / Day	11.1%	15.2%

2)	Expedite primarily represents the expedited operations which were previously reported in the Premium Logistics (Panther) segment.
3)

Truckload represents the brokerage operations and the Truckload – Dedicated represents the dedicated operations of LDS, both of which were previously reported in the Transportation Management (ABF Logistics) segment. Comparisons are impacted by the operations of LDS, which was acquired in September 2016.

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